Exhibit 99.1

GE Healthcare

GE HEALTHCARE TO ACQUIRE IDX SYSTEMS CORPORATION

Significantly expands GE presence in healthcare information technologies

CHALFONT ST. GILES, UK AND BURLINGTON, VT DATE - GE Healthcare, a unit of General Electric Company (NYSE: GE), and IDX Systems Corporation (NASDAQ: IDXC) announced today that they have entered into a definitive merger agreement for GE to acquire IDX, a leading healthcare information technology (IT) provider. Pursuant to the transaction, IDX shareholders will receive $44 per share payable in cash in the merger, for a total consideration of approximately $1.2 billion, net of IDX cash and equivalents.

The combination of IDX with GE Healthcare will create a leading healthcare IT vendor, offering one of the most comprehensive suites of clinical, imaging and administrative information systems on the market.

“GE and IDX have a shared vision on how to accelerate the adoption of electronic health records across the globe,” said Joe Hogan, president and CEO of GE Healthcare. “We are extremely excited about joining with IDX and believe that our combined offerings are in line with where healthcare is headed and match the needs of our customers.”

“IDX has grown substantially in recent years and we believe our opportunities for continued growth and expansion will be best realized through the additional scale and resources that a company like GE can provide,” said Jim Crook, Chief Executive Officer of IDX. “As part of GE Healthcare, we believe we will be able to capitalize more fully on the rapidly expanding opportunities in the healthcare IT industry worldwide to fulfill our mission to make a difference in healthcare.”

According to Vishal Wanchoo, president and CEO of GE Healthcare Information Technologies, “IDX’s administrative, clinical and imaging information systems complement GE’s

Press Release/GE Healthcare/September 29, 2005

GE Healthcare

rich clinically-focused Centricity® information technology offerings. Together, we will be able to offer a comprehensive set of solutions meeting almost every need a hospital, clinic or doctor’s office has, allowing them to deliver the best quality of healthcare possible to their patients, and to manage their businesses optimally. GE Healthcare will help accelerate IDX’s current solution development and deployment projects, which will benefit IDX customers and provide enhanced opportunities for IDX employees.”

“Today brings together two leading healthcare IT companies. GE and IDX today form the core of our IT systems. We’re excited about the increased value they will bring as one company,” said Jack Wolf, CIO of Montefiore Medical Center.

The transaction, which is subject to IDX shareholder and regulatory approvals, and other customary conditions, is expected to close by early 2006. In connection with the transaction, certain shareholders representing approximately 20 percent of the IDX shares outstanding have agreed, among other things, to vote their shares in favor of the proposed transaction. The Boards of Directors of GE and IDX have approved the transaction.

Conference Call Broadcast

IDX senior executives will discuss today’s announcement during an investor community conference call at 10:00 a.m. eastern time today, September 29, 2005. The call can be accessed by dialing 866-425-6192 in the U.S. and 973-935-2981 internationally or via live webcast. The webcast will be available at http://www.idx.com, Investor Relations, Multimedia.

Conference Call Replay

A replay of the conference call will also be available shortly after the call ends through September 30, 2005 at 5:00 p.m. eastern time. To access the replay, dial 877-519-4471 in the U.S. and 973-341-3080 internationally and enter 6548286 as the conference ID number. The archived webcast will also be available at http://www.idx.com, Investor Relations, Multimedia.

Press Release/GE Healthcare/September 29, 2005

GE Healthcare

About GE Healthcare

GE Healthcare provides transformational medical technologies that are shaping a new age of patient care. GE Healthcare’s expertise in medical imaging and information technologies, medical diagnostics, patient monitoring and life support systems, disease research, drug discovery, and biopharmaceutical manufacturing technologies is helping physicians detect disease earlier and to tailor personalized treatments for patients. GE Healthcare offers a broad range of products and services that are improving productivity in healthcare and enhancing patient care by enabling healthcare providers to better diagnose and treat cancer, heart disease, neurological diseases, and other conditions.

Globally headquartered in the United Kingdom, GE Healthcare is a $15 billion unit of General Electric Company (NYSE: GE). Worldwide, GE Healthcare employs more than 43,000 people committed to serving healthcare professionals and their patients in more than 100 countries. For more information about GE Healthcare, visit our website at www.gehealthcare.com.

About IDX Systems Corporation

Founded in 1969, IDX Systems Corporation provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes, and reduce the costs of care. IDX systems are deployed to serve approximately 150,000 physicians and are installed at over 3,400 customer sites, including more than 850 group practices and approximately 370 integrated delivery networks servicing more than 500 hospitals. IDX has approximately 2,400 full-time employees.

Press Release/GE Healthcare/September 29, 2005

GE Healthcare

IDX is a registered trademark of IDX Investment Corporation.

In connection with the proposed transaction, IDX intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (SEC). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SHAREHOLDERS OF IDX ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS, INCLUDING ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials, and any other documents filed by IDX with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and shareholders of IDX may obtain free copies of the documents filed with the SEC by contacting IDX Investor Relations at (802) 862-1022 or IDX, 40 IDX Drive, P.O Box 1070, Burlington, VT 05402-1070, attention IDX Investor Relations. You may also read and copy any reports, statements and other information filed by IDX with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s web site for further information on its public reference room.

IDX and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the IDX shareholders in favor of the proposed Merger. Information regarding IDX’s directors and executive officers is contained in IDX’s Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 21, 2005, which are filed with the SEC. As of September 28, 2005, IDX’s directors and executive officers beneficially owned approximately 7,422,447 shares, or 22.5%, of IDX’s common stock. Certain executive officers and directors of IDX have interests in the merger that may differ from the interests of shareholders generally, including acceleration of vesting of stock options and continuation of director and officer insurance and indemnification. A more complete description will be available in the Proxy Statement.

This press release contains forward-looking statements about IDX Systems Corporation that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are uncertainties or difficulties in developing new services and systems, difficulties in completing and integrating acquisitions, difficulties in implementing systems, possible deferral, delay or cancellation by customers of computer system or service purchase decisions, possible delay of system installations and service implementations, development by competitors of new or superior technologies, changing economic, political and regulatory influences on the healthcare industry, possible disruptions in the national economy caused by terrorist activities and foreign conflicts, changes in product pricing policies, governmental regulation of IDX’s software and operations, the possibility of product-related liabilities, changes in our relationships with our partners, and factors detailed from time to time in IDX’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. IDX undertakes no

Press Release/GE Healthcare/September 29, 2005

GE Healthcare

obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

Media Contacts

GE Healthcare - Americas

Andrea Kozek

414-731-5869

andrea.kozek@ge.com

GE Healthcare - Americas

Shannon Troughton

414-687-3732

shannon.troughton@ge.com

GE Healthcare - International

Sebastien Duchamp

+33673195964

sebastien.duchamp@ge.com

IDX

Jim Barron/Carrie Bloom

Citigate Sard Verbinnen

212-687-8080

Investor Relations Contacts

Bill Cary

General Electric Company

203-373-2468

bill.cary@ge.com

Margo Happer

IDX Systems Corporation

802-859-6169

margo_happer@idx.com

Press Release/GE Healthcare/September 29, 2005